Exhibit 10.18

NEST VENTURES, L.L.C.

3104 E Camelback Road #144

Phoenix Arizona  85016-4595

June 1, 2005

Re:                               A 4 month Management Consulting Contract between
NestVentures,L.L.C(“NVL”)
and Sweet Success Enterprises Inc (“Company”)

This will confirm the engagement of NVL as a Consultant to render, strategic planning, and general management services to Company.

1.                                       Services to be provided.                  In connection with our engagement, we will do the following:

(a)                                  Familiarize ourselves with your business, operations, assets, financial condition, management, and prospects;

(b)                                 Advise and assist you with respect to any acquisition, financing transaction, strategic alliance, joint venture, or other business arrangement (“Transaction”) you desire to consider, including the structure, terms and conditions thereof;

(c)                                  Advise and assist you in making appropriate presentations regarding a Transaction if requested by you, advise in packaging and preparation of the Company for the financial markets, and;

(d)                                 Render such other general management, strategic planning, and financial advice, as you may from time to time request.

2.                                       Compensation.                In consideration of our providing, or standing ready to provide, our services, you agree to pay us the following:

(a)                                  Fees for Services.                                               There will be no cash fee involved in this engagement.

 The company will issue a warrant in a timely fashion to purchase 250.000 shares of the company stock at today’s price of 35 cents in the form of a mutually acceptable 5 year warrant, which will have piggy back rights, cashless exercise, and change of control provision’s and will be registered in the next 12 months.

(b)                                 Reimbursement of Expenses.  You will reimburse us for out-or-pocket and incidental expenses incurred in connection with our engagement hereunder, promptly as requested, including the fees and expenses of our legal counsel and those of any advisor retained by us, provided, however, that such reimbursable expenses shall not exceed $1.000.00 without your prior consent.

3.                                       Access to Information.  In connection with our engagement, you will furnish us with all information concerning your business, operations, assets, financial condition, management, and prospects that we reasonably deem appropriate and will provide us with access to your officers, directors, accountants, counsel, and other advisors.  You represent and warrant to us that all such information will be true and accurate in all material respects and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made not misleading in light of the circumstances under which statements are made.  You acknowledge and agree that we will be using and relying upon such information supplied by you and your officers, agents, and others and any other publicly available information concerning you without any independent investigation or verification thereof or independent appraisal by us of you or your business, operations, assets, financial condition, management, and prospects.

4.                                       Confidentiality.  We will hold in strict confidence all information obtained from you in connection with our engagement hereunder.  We will restrict access to such information to those officers, directors, employees, agents and representatives whose duties require them to have access to such information.  We will have no obligation, however, with respect to maintaining confidential information that (a) we can establish to have been known to us at the time the information was disclosed, (b) we can establish to have been or become known to the general public, other than as a result of a violation of this Agreement or any other agreement with the other party, or (c) we can establish to have become known to us from any independent third party that had the right to disclose such information.

5.                                       Indemnification.  You agree to indemnify and hold us harmless from and against any losses, claims, damages, or liabilities (or actions, including security holder actions, in respect thereof) related to or arising out of our engagement hereunder or our role in connection herewith, and will reimburse us for all reasonable expenses (including reasonable legal fees) as they are incurred by us in connection with investigating, preparing for or defending any such action or claim, whether or not in connection with pending or threatened litigation in which we are a party.  You will not, however, be responsible for any claims, liabilities, losses, damages or expenses that are finally judicially determined to have resulted primarily from our bad faith or gross negligent

6.                                       Modification and Construction.  This Agreement may not be modified or amended except in writing and shall be governed by and construed in accordance with the laws of the state of Arizona.

Please confirm that the foregoing is in accordance with your understandings and agreements with us by signing and returning to us the duplicate of this letter enclosed herewith.

Sincerely yours,

Nest Ventures, L.L.C.

By

Agreed and confirmed:

By